UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2006

INTERVIDEO, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49809	94-3300070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46430 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 651-0888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2006, the Compensation Committee of the Board of Directors of InterVideo, Inc. (the “Company”) established the 2006 performance goals and business criteria for executive officers under the Company’s management bonus plan. The performance goals and business criteria under the plan are based upon, among others, the achievement of certain revenue and net income target levels and the execution of the Company’s operating plan. The purposes of the bonus plan are to enhance employee retention, provide incentive and to further align employee performance and incentives with increasing stockholder value and Company performance. Generally, any participant must be employed by the Company through the date of the payment of the bonus in order to be eligible to receive the bonus. The maximum aggregate bonuses payable to executive officers under this plan for fiscal year ending December 31, 2006 could be approximately $695,000. In addition, the Compensation Committee revised base salary for the executive officers. Effective May 1, 2006, the annual base salary for the executive officers are as follows: Steve Ro, $300,000; Randall Bambrough, $230,000; Chinn Chin, $180,000; Honda Shing, $180,000; Mike Ling, $180,000; and Christine Wong, $190,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVIDEO, INC.

By:	/s/ Christine Wong

Christine Wong Vice President and General Counsel

Date: May 3, 2006